                                                                      EXHIBIT 99
                                                                      ----------

                                January 8, 1998

                   SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
                       ANNOUNCES FOURTH QUARTER EARNINGS


     FOR IMMEDIATE RELEASE . . . . . . Santa Fe Pacific Pipeline Partners, L. P.
(NYSE:SFL) announced fourth quarter net income of $21.9 million, or $1.10 per unit, 10 percent above net income of $19.9 million, or $1.01 per unit, for the same period last year, excluding charges in the current quarter totaling $4.3 million for potential FERC reparations and costs associated with the proposed sale of the Partnership to Kinder Morgan Energy Partners, L.P. and a $15 million litigation provision recorded in 1996. Including the charges, fourth quarter net income was $17.7 million, or $0.89 per unit.

     For the year ended December 31, 1997, net income, excluding litigation provisions and transaction costs totaling $10.3 million, was $79.4 million, or $4.01 per unit, 7 percent above net income of $74.5 million, or $3.76 per unit in 1996, excluding litigation provisions totaling $23 million. Including the provisions and costs, net income for 1997 was $69.4 million, or $3.51 per unit.

     The fourth quarter charges included $2.0 million to reflect potential reparations for the quarter, consistent with the Administrative Law Judge's Initial Decision issued in September 1997, in the rate proceeding at the Federal Energy Regulatory Commission challenging the Partnership's rates for transportation of refined petroleum products to Arizona from El Paso, Texas and Los Angeles, California. In addition, $2.3 million was recorded to reflect fourth quarter costs associated with the proposed sale of the Partnership to Kinder Morgan.

      The Partnership also announced a cash distribution of 75 cents per unit for the fourth quarter of 1997. The distribution is payable February 13, 1998 to unitholders of record as of January 30, 1998.

     Fourth quarter revenues of $61.8 million and total year revenues of $244.4 million both exceeded the respective prior year periods by 2 percent. Total volumes delivered during the fourth quarter were essentially even with deliveries in the prior year quarter. For the year, volumes delivered exceeded one million barrels per day for the first time, 1 percent above 1996 deliveries. Volume growth was achieved in virtually all commercial markets served by the Partnership, with the 2 percent commercial growth rate tempered by reduced short haul deliveries to certain Northern and Southern

California locations. Military volumes were lower at most facilities, with a significant reduction in San Francisco Bay Area deliveries attributed to a change in military supply sources.

     Excluding provisions and charges, fourth quarter operating expenses of $31.7 million were essentially even with the prior year quarter and total year operating expenses of $130.1 million increased less than 1 percent above 1996, with higher field operating expenses offset by lower legal expenses and facilities costs.

     Capital expenditures were $10.1 million for the fourth quarter and $24.9 million for the year. Capital expenditures in 1996 totaled $27.7 million.

     Santa Fe Pacific Pipeline Partners, L.P. is one of the largest independent refined petroleum products pipelines in the United States. The Partnership serves six Western states with approximately 3,300 miles of common carrier pipeline and 13 truck loading terminals.
                                     * * *

                   SANTA FE PACIFIC PIPELINE PARTNERS, L.P.

                       CONSOLIDATED STATEMENT OF INCOME
                           AND OPERATING HIGHLIGHTS

                                  (Unaudited)

            (In thousands, except per unit and per barrel amounts)

                                                                  Three months                      Twelve months
                                                                ended December 31,                ended December 31,
                                                             ------------------------         -------------------------
                                                               1997             1996             1997            1996
                                                             -------          -------         --------         --------
 Operating revenues
   Trunk revenues ..................................         $48,336          $47,518         $192,031         $189,207
   Storage and terminaling revenues ................          10,002            9,650           39,121           38,302
   Other revenues ..................................           3,456            3,260           13,263           12,633
                                                             -------          -------         --------         --------
     Total operating revenues ......................          61,794           60,428          244,415          240,142
                                                             -------          -------         --------         --------
 Operating expenses
   Field operating expenses ........................          10,789           10,653           44,924           37,375
   General and administrative expenses .............           7,260            7,168           26,495           30,260
   Depreciation and amortization ...................           5,259            5,242           21,351           21,080
   Power costs .....................................           5,285            5,506           20,674           21,062
   Facilities costs ................................           3,082            3,307           16,661           19,244
   Provisions for litigation costs .................           2,000           15,000            8,000           23,000
                                                             -------          -------         --------         --------
     Total operating expenses ......................          33,675           46,876          138,105          152,021
                                                             -------          -------         --------         --------
 Operating income ..................................          28,119           13,552          106,310           88,121
 Interest expense ..................................           8,999            9,144           35,922           36,518
 Kinder Morgan transaction costs ...................           2,300               --            2,300               --
 Other income, net .................................           1,472            1,188            3,674            2,415
                                                             -------          -------         --------         --------
 Net income before minority interest ...............          18,292            5,596           71,762           54,018
 Less minority interest in net income ..............            (590)            (181)          (2,315)          (1,743)
                                                             -------          -------         --------         --------
 Net income ........................................         $17,702          $ 5,415         $ 69,447         $ 52,275
                                                             =======          =======         ========         ========
 Net income excluding special items*................         $21,863          $19,932         $ 79,415         $ 74,533
                                                             =======          =======         ========         ========

 Per Unit Amounts (19,148,148 units)
 Net income per unit ...............................         $  0.89          $  0.27         $   3.51         $   2.64
                                                             =======          =======         ========         ========
 Net income per unit excluding special items*.......         $  1.10          $  1.01         $   4.01         $   3.76
                                                             =======          =======         ========         ========
 Cash distributions declared per unit ..............         $  0.75          $  0.75         $   3.00         $   3.00
                                                             =======          =======         ========         ========
 Operating Data
 Barrels delivered .................................          91,710           91,776          369,845          365,377
 Barrel miles (millions)  ..........................          13,417           13,008           53,046           51,828
 Total revenue per barrel  .........................         $  0.67          $  0.66         $   0.66         $   0.66

 * These alternative computations exclude the provisions for litigation costs and Kinder Morgan transaction costs reflected above.

                   SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
                     CONDENSED CONSOLIDATED BALANCE SHEET

                                  (Unaudited)
                                (In thousands)

                                                                      December 31,  December 31,
                                                                          1997          1996
                                                                      ------------  ------------
Assets
  Current assets ..................................................     $ 78,054      $ 77,909
  Property, plant and equipment, net ..............................      629,365       628,694
  Other assets ....................................................       19,303        19,215
                                                                        --------      --------
    Total assets ..................................................     $726,722      $725,818
                                                                        ========      ========
Liabilities and Partners' Capital
  Current liabilities .............................................     $ 38,675      $ 35,545
  Long-term debt ..................................................      355,000       355,000
  Other long-term liabilities .....................................       58,767        71,351
  Minority interest ...............................................        1,342         1,007
  Partners' capital ...............................................      272,938       262,915
                                                                        --------      --------
    Total liabilities and partners' capital .......................     $726,722      $725,818
                                                                        ========      ========


                CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                  (Unaudited)

                                                  Three months ended            Twelve months ended
                                                     December 31,                  December 31,
                                                 -------------------            --------------------
                                                   1997       1996                1997        1996
                                                 --------   --------            --------    --------
Cash flows from operating activities:
  Net income .........................           $ 17,702   $  5,415            $ 69,447    $ 52,275
  Depreciation, working capital
   and other adjustments .............             (4,501)    13,011              15,644      34,972
                                                 --------   --------            --------    --------
    Net cash provided by
     operating activities ............             13,201     18,426              85,091      87,247
                                                 --------   --------            --------    --------
Cash flows from investing activities:
  Capital expenditures ...............            (10,099)    (7,476)            (24,934)    (27,686)
  Proceeds from property sales .......                 --      2,749                  --       2,749
                                                 --------   --------            --------    --------
    Net cash used by
     investing activities ............            (10,099)    (4,727)            (24,934)    (24,937)
                                                 --------   --------            --------    --------
Cash flows from financing activities:
  Cash distributions .................            (15,351)   (15,351)            (61,407)    (61,407)
                                                 --------   --------            --------    --------
Increase (decrease) in cash
 and cash equivalents ................            (12,249)    (1,652)             (1,250)        903
                                                 --------   --------            --------    --------
Cash and cash equivalents:
  Beginning of period ................             53,121     43,774              42,122      41,219
                                                 --------   --------            --------    --------
  End of period ......................           $ 40,872   $ 42,122            $ 40,872    $ 42,122
                                                 ========   ========            ========    ========